                                                                     EXHIBIT 4.9

                                                                  Execution Copy
                                                                  --------------

                              SHAREHOLDER AGREEMENT
                              ---------------------

         THIS SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of May 10, 2000, by and among JOSTENS, INC., a Minnesota corporation (the "Company"), INVESTCORP INVESTMENT EQUITY LIMITED, a Cayman Islands corporation ("IIEL"), the other holders of Class D Common Stock ("Class D Stock") of the Company (IIEL and each such other holder individually a "Class D Shareholder" and collectively the "Class D Shareholders"), the other shareholders listed on Schedule A attached hereto (the "Investcorp Shareholders") and DB CAPITAL INVESTORS, L.P., a Delaware limited partnership ("DB Capital" and, together with the Class D Shareholders and the Investcorp Shareholders, the "Shareholders").


                                 R E C I T A L S


         A. The Company is a party to an Agreement and Plan of Merger dated as of December 27, 1999 (the "Merger Agreement") by and between the Company and Saturn Acquisition Corporation, a Minnesota corporation ("MergerCo"), and amended on March 31, 2000, pursuant to which MergerCo will, subject to the terms and conditions of the Merger Agreement, be merged with and into the Company (the "Merger").

         B. Pursuant to a Subscription Agreement dated the date hereof, DB Capital has purchased (i) 590,000 shares of Class A Common Stock, par value $0.33? per share, of MergerCo (the "Class A Shares"), (ii) 1,346,036 shares of Class E Common Stock, par value $0.01 per share, of MergerCo (the "Class E Shares"), all of which shares will by virtue of the Merger be automatically converted into a like number of the same class of shares of the Company, and
(iii) warrants to purchase 531,325 Class E Shares (the "Warrants"). The Class A Shares and Class E Shares are collectively referred to herein as the "DB Shares". The DB Shares, the Warrants and the shares issuable upon exercise of the Warrants are referred to herein as the "DB Securities."

         C. Pursuant to Subscription Agreements dated the date hereof, the Class D Shareholders have purchased 20,000 shares of Class D Stock and the Investcorp Shareholders have purchased (i) 5,300,000 shares of Class B Common Stock, par value $0.01 per share, of MergerCo ("Class B Stock")and (ii) 811,020 shares of Class C Common Stock, par value $0.01 per share, of MergerCo ("Class C Stock"), all of which shares will by virtue of the Merger be automatically converted into a like number of the respective class of shares of the Company

         D. In connection with the Merger, the Company and the Shareholders desire to enter into this Agreement.


                                A G R E E M E N T


         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, "control" of a Person means the power, directly or indirectly, (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

                  "Articles of Incorporation" means the Articles of Incorporation of the Company in effect immediately following the closing of the Merger, as such Articles may thereafter from time to time be amended in accordance with applicable law and such Articles.

                  "Board" means the Board of Directors of the Company.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Initial Public Offering" shall have the meaning ascribed to that term in Article IV, Section 1 of the Articles of Incorporation.

                  "New Equity Financing" means the issuance by the Company of new common equity securities of the Company, or securities convertible into, or exercisable or exchangeable for, such common equity securities other than issuances of equity securities (a) pursuant to stock incentive or compensation plans approved by the Board, (b) upon exercise of convertible instruments outstanding immediately following the closing of the Merger, (c) as consideration for business acquisitions by the Company or a subsidiary of the Company approved by the Board, (d) in connection with debt or lease financings approved by the Board or (e) in the Initial Public Offering.

                  "Permitted Transferee" shall mean (i) a Person acquiring Shares pursuant to Section 2 hereof or (ii) a Person that is an Affiliate of either DB Capital or a Permitted Transferee; provided, however, that no transfer to a Permitted Transferee will be effective unless and until such Permitted Transferee has agreed in writing to be bound by this Agreement with respect to the Shares to be so transferred.

                  "Person" means an individual, limited or general partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof.

                  Certain other terms are defined elsewhere in this Agreement.

         SECTION 2. Right of First Offer on DB Shares.

         (a) In the event that DB Capital or any Permitted Transferee holding DB Shares (the "Initiating Holder") proposes to sell any DB Shares to any Person other than a Permitted Transferee, such Initiating Holder shall furnish to the Company and to IIEL a written notice specifying the number of DB Shares proposed to be sold, the proposed sale price and all other material terms and conditions of the proposed sale (a "Proposed Sale Notice").

         (b) The Company and IIEL shall each then have the irrevocable option, exercisable by written notice to the Initiating Holder within 45 days after receipt of a Proposed Sale Notice (the "Option Period"), to purchase all (but not less than all) of the DB Shares covered by such Notice at the same price and on the same terms and conditions as contained in such Notice (the "Option"). As between the Company and IIEL, IIEL will have first priority with respect to the Option, and the DB Shares covered by such Option may be allocated between IIEL and the Company in any amounts mutually agreed upon by IIEL and the Company.

         (c) In the event that either IIEL or the Company elects to exercise the Option (either or both, as applicable, an "Electing Offeree"), the closing of the purchase or purchases pursuant to the exercise of such Option shall occur at the offices of the Company on the date specified in the notice of exercise, which date shall not be later than 90 days after receipt by the Company and IIEL of the Proposed Sale Notice (or such earlier date, if any, mutually agreed upon by the Initiating Holder and the Electing Offeree). At such closing, (i) the Initiating Holder shall deliver to the Electing Offeree the stock certificate or certificates evidencing such DB Shares in valid form for transfer with appropriate and duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of good title of the Initiating Holder to such DB Shares, free and clear of any and all claims, liens, pledges and encumbrances, as may reasonably be requested by such Electing Offerees, and (ii) each Electing Offeree shall pay to the Initiating Holder the applicable purchase price by wire transfer of immediately available funds to such account as the Initiating Holder shall designate in writing to the Electing Offeree.

         (d) If the Option is not exercised within the Option Period or if, prior to the expiration of the Option Period, each of IIEL and the Company shall have given the Initiating Holder written notice that it will not exercise the Option, then the Initiating Holder shall be free, for a period of 180 days beginning on the earlier of the day after the expiration of the Option Period or the date on which the Initiating Holder shall have received such notices of non-election, as applicable, to sell such DB Shares to any other purchaser or purchasers at prices, terms and conditions no less favorable to the Initiating Holder than those contained in the Proposed Sale Notice; provided that (i) any such other purchaser or purchasers shall agree in writing to be bound by all provisions of this Agreement applicable to the Initiating Holder to the extent such provisions by their terms continue in effect; and (ii) the total number of Persons holding DB Shares as a result of sales pursuant to this Section 2(d) shall not exceed ten (10) Persons without the written consent of the Company (which shall not be unreasonably withheld).

         (e) Except as hereinafter provided, no transfer, assignment or other disposition of any DB Shares (including without limitation any transfer, assignment or other disposition by operation of law) may be made by DB Capital or a Permitted Transferee, other than a transfer by DB Capital to a Permitted Transferee or by a Permitted Transferee to another Permitted Transferee; provided that, subject to the prior written consent of IIEL (which consent shall not be unreasonably withheld), DB Capital or a Permitted Transferee may pledge or hypothecate DB Shares in a bona fide credit transaction with an unaffiliated financial institution.

         (f) All DB Shares sold pursuant to Section 2(d) shall continue to be subject to the provisions of this Section 2.

         (g) The transfer restrictions imposed on the DB Shares by this Section 2 are in addition to any restrictions applicable to such shares which are contained in the Articles of Incorporation.

         (h) The provisions of this Section 2 shall expire and be of no further force and effect upon occurrence of an Initial Public Offering.

         SECTION 3. Right to Participate in Certain Sales.

         (a) In the event that, during the period beginning immediately after the closing of the Merger and ending upon the Initial Public Offering, one or more Investcorp Shareholders propose to engage in a sale or series of related sales of equity interests in the Company which is not a "Tag-Along Transfer" within the meaning of Article IV of the Articles of Incorporation (a "Section 3 Sale") to a purchaser who is not an Investcorp Shareholder (a "Section 3 Purchaser"), then DB Capital and any Permitted Transferee holding DB Securities shall be given the right to participate in such Section 3 Sale at the same price and on the same terms and conditions as the Investcorp Shareholders participating in such transaction, up to the Pro Rata DB Share Amount (as defined below) applicable to DB Capital and each such Permitted Transferee. As used in this Section 3 "Pro Rata DB Share Amount" applicable to a holder of DB Securities shall mean the number of whole DB Shares and shares issued or issuable upon exercise of a Warrant ("Warrant Shares") (disregarding any resulting fractional share) derived by multiplying (x) the total number of DB Shares and Warrant Shares held by such holder by (y) a fraction, the numerator of which is the total number of outstanding shares of all classes of common stock of the Company (other than DB Shares and Warrant Shares) to be included in the Section 3 Sale and the denominator of which is the total number of outstanding shares of all classes of common stock of the Company held by the Investcorp Shareholders participating in such transaction.

         (b) The Investcorp Shareholders proposing to engage in a Section 3 Sale shall notify, or cause to be notified, DB Capital and each Permitted Transferee holding DB Securities in writing of each Section 3 Sale at least 20 days prior to the scheduled closing of the Section 3 Sale. Such notice (the "Section 3 Sale Notice") shall set forth the following: (i) the total number of shares of Company capital stock, by class, to be included in the Section 3 Sale, (ii) the applicable Pro Rata DB Share Amount for each holder of DB Securities then having rights under this Section 3 and the basis on which each of such Amounts has been calculated, (iii) the consideration per share to be paid by the Section 3 Purchaser, (iv) a summary of other material terms and conditions of the Section 3 Sale and an estimate of anticipated expenses, (v) that the Section 3 Purchaser has been informed of the participation rights under this Section 3 and has agreed to purchase DB Securities up to the applicable Pro Rata DB Share Amounts to the extent holders of such DB Securities elect to participate and (vi) the name and address of the person to whom such holders of DB Securities should direct their election notices as provided in Section 3(c) below.

         (c) The participation rights granted pursuant to this Section 3 may be exercised by holders of such rights by delivery of a written notice (the "Section 3 Election Notice") within 15 days following receipt of such Notice (each holder of such participation rights who so elects is referred to herein as an "Electing Holder"). The Section 3 Election Notice shall state either (A) that the Electing Holder elects to include in such sale its full Pro Rata DB Share Amount or (B) if such Electing Holder elects to include in such Sale a lesser number of shares, such lesser number of shares (the amount so included, the "Included DB Shares").

         The Section 3 Election Notice shall constitute a binding agreement by the applicable Electing Holder to sell the Included DB Shares in the Section 3 Sale on the terms and conditions specified in the Section 3 Sale Notice. In addition, by delivering the Section 3 Election Notice such Electing Holder agrees to the following: (i) prior to the closing of any such Sale, to execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the Section 3 Purchaser to consummate the
Section 3 Sale, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Electing Holder than those executed by the other Company shareholders participating in such Sale; provided that no Electing Holder shall be required to make any representation or warranty or undertake any liability in any such purchase agreement or otherwise in connection with a Section 3 Sale other than representations and warranties as to its ownership and authority to transfer the Included DB Shares, free and clear of all liens and encumbrances and in compliance with all applicable laws; and (B) at the closing of any such Sale deliver to the Section 3 Purchaser the certificate or certificates representing the Included DB Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price therefor.

         If no Section 3 Election Notice is received by the person designated in the Section 3 Sale Notice to receive such Election within the time period specified in Section 3(c)(i) above, the other selling shareholders participating in the Section 3 Sale shall have the right to sell to the Section 3 Purchaser up to the number of shares designated as proposed for sale in the Section 3 Sale Notice on terms and conditions no more favorable in any material respect to such shareholders than those stated in such Notice.

         (d) Each holder of Included DB Shares shall be required to bear its pro rata share, based on the number of total shares included in such Sale by all Company shareholders, of the expenses of the transaction, including without limitation legal, accounting and investment banking fees and expenses.

         (e) The provisions of this Section 3 shall not apply to any DB Securities that have previously been the subject of a completed Section 3 Sale nor shall the holder of any such DB Securities have the right, pursuant to this Agreement, to participate in any subsequent Section 3 Sale.

         (f) The provisions of this Section 3 shall not apply to sales by any Investcorp Shareholder to any Affiliate of any such Investcorp Shareholder or to any other Investcorp Shareholder.

         (g) Nothing herein shall constitute an obligation on the part of the Investcorp Shareholders proposing to engage in a Section 3 Sale to consummate such sale.

         SECTION 4. Board Representation.

         The Class D Shareholders hereby agree that, from and after the date hereof until the Initial Public Offering, and provided DB Capital beneficially owns either (a) at least a majority of the DB Shares or (b) at least $30.0 million in aggregate liquidation preference of the Senior Exchangeable Payment-In-Kind Preferred Stock of the Company (the "Retention Condition"), the Class D Shareholders shall vote or cause to be voted the shares of Class D Common Stock of the Company held by such shareholders in such a manner as to elect one director to the Board as specified by DB Capital. DB Capital and its Permitted Transferees, if any, hereby agree that, from and after the date hereof until the Initial Public Offering, DB Capital and such Permitted Transferees, if any, shall vote or cause to be voted the Shares held by such shareholders (to the extent such holders have voting rights) in such a manner as to elect the remaining directors to the Board as specified by the Class D Shareholders. In the event that voting equity securities are issued by the Company in a New Equity Financing, the Company shall take steps as necessary to preserve for the benefit of DB Capital its rights under this Section 4.

         SECTION 5. Right to Participate in Future Financings.

         In the event that, prior to the Initial Public Offering, the Company intends to engage in a New Equity Financing, (i) it shall provide DB Capital, the Class D Shareholders and the Investcorp Shareholders with written notice of such intention at least 20 business days prior to the scheduled closing of the New Equity Financing, describing the type of equity securities to be issued, the price and the number or amount thereof, and the general terms upon which the Company proposes to effect such issuance and (ii) if within 10 days after receipt of such notice DB Capital, any Class D Shareholder or any Investcorp Shareholder (each, an "Electing Shareholder") notifies the Company of its desire to participate in such New Equity Financing as hereinafter contemplated, it shall take steps as are necessary to enable each such Electing Shareholder to participate, at such Electing Shareholder's option, as a purchaser in such New Equity Financing such that the Electing Shareholder, through the exercise of such option, would maintain a percentage interest in the outstanding common equity securities of the Company equal to the percentage that the total outstanding common equity securities of the Company held by such Electing Shareholder at such time (excluding the Warrants and shares issued or issuable upon the exercise of the Warrants) bears to the total outstanding common equity securities of the Company on a fully diluted basis (including, without limitation, shares issued upon the exercise of the Warrants).

         SECTION 6. Public Reports and Financial Statements.

         As soon as available to the public, the Company will provide to DB Capital copies of all annual reports, periodic reports and other filings made by the Company with the Securities and

Exchange Commission. In the event that, after the date hereof, the Company shall not be required to make filings with the Securities and Exchange Commission, the Company will deliver to DB Capital as soon as available annual and quarterly consolidated balance sheets and consolidated statements of income and shareholders' equity and consolidated statements of cash flows of the Company.

         SECTION 7. Legends. All certificates representing DB Shares shall, in addition to other legends that may be required by the Articles of Incorporation of the Company or by state or federal securities laws, bear the following legends:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF A SHAREHOLDER AGREEMENT AMONG JOSTENS, INC. AND CERTAIN OF ITS SHAREHOLDERS AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SUCH AGREEMENT. THESE SHARES ARE SUBJECT TO REPURCHASE RIGHTS PURSUANT TO SUCH SHAREHOLDER AGREEMENT. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF JOSTENS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

         SECTION 8. Miscellaneous.

         (a) Notices. All notices, instructions and other communications in connection with this Agreement shall be in writing and may be given by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) delivery by a nationally recognized overnight courier, to the parties at the addresses of each as set forth on the signature pages to this Agreement or to such other address as any party may specify in a notice to the other parties. Notices will be deemed to have been given (w) when actually delivered personally, (x) the next business day if sent by overnight courier (with proof of delivery) or (y) on the fifth day after mailing by certified mail.

         (b) No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this Agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (c) Binding Effect; Assignability. This Agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns, including, without limitation, Permitted Transferees to the extent specifically provided for herein. This Agreement shall not be assignable except as otherwise specifically provided herein.

         (d) Amendment and Waiver. This Agreement may not be amended, modified or supplemented, and no waiver or consent to departures from the provisions hereof shall bind any party who has not given such waiver or consent, unless consented to in writing by the holders of at least 80% of the outstanding common equity securities of the Company. The Agreement may not be amended, modified or supplemented in a manner which adversely affects the rights of any holder of common equity securities of the Company but does not equally affect the rights of all other holders of common equity securities of the Company without the affected party's consent.

         (e) Governing Law; Service of Process. This Agreement shall be construed both as to validity and performance in accordance with, and governed by, the laws of the State of New York applicable to agreements to be performed in New York, without regard to principles of conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction and venue of any state or federal court situated in the City of New York in the State of New York, and further consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at its address pursuant to Section 6(a) hereof.

         (f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         (g) Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement. All references to Section in this Agreement refer to Sections of this Agreement, unless the context otherwise expressly provides.

         (h) Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for herein and supersedes any previous agreements and understandings between the parties with respect to those matters.

         (i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         (j) No Dilution. The Company hereby represents and warrants to DB Capital that in no event will the issuance of Common Stock upon exercise of the Class B Warrant issued by the Company on the date hereof be dilutive to DB Capital's ownership percentage of the Company common equity securities.

         (k) New Class D Shareholders. The Company will not issue, and the Class D Shareholders and the Investcorp Shareholders will not transfer, any shares of Class B Stock, Class C Stock or Class D Stock unless the holder or transferee of such shares shall have first agreed to become a party to, and to be bound by, the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        JOSTENS, INC.
                                          a Minnesota corporation


                                        By: /s/ Lee U. McGrath
                                            ------------------------------------
                                            Name:    Lee U. McGrath
                                            Title:   Vice President & Treasurer
                                            Address:
                                                    ------------------------
                                                    ------------------------


                                        DB CAPITAL INVESTORS, L.P.,
                                          a Delaware limited partnership

                                        By: DB Capital Partners, L.P.
                                              its General Partner

                                        By: DB Capital Partners, Inc.
                                              its General Partner


                                        By: /s/ Robert Sharp
                                            ------------------------------------
                                            Name:    Robert Sharp
                                            Title:   Managing Director
                                            Address:
                                                     ------------------------
                                                     ------------------------


                                        INVESTCORP INVESTMENT EQUITY LIMITED,
                                          a Cayman Islands corporation


                                        By: /s/ Sydney J. Coleman
                                            ------------------------------------
                                            Name:    Sydney J. Coleman
                                            Title:   Director
                                            Address: P.O. Box 1111
                                                     Grand Cayman
                                                     Cayman Islands, B.W.I.

                                             OTHER CLASS D SHAREHOLDERS
                                             --------------------------

                                        BALLET LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        DENARY LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        GLEAM LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        HIGHLANDS LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.

                                        NOBLE LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        OUTRIGGER LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        QUILL LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        RADIAL LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.


                                        SHORELINE LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.

                                        ZINNIA LIMITED, a Cayman Islands
                                          corporation


                                        By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:    Investcorp Management
                                                       Services Limited
                                            Title:   Authorized Representative
                                            Address: West Wind Building
                                                     P.O. Box 2197
                                                     Georgetown, Grand Cayman
                                                     Cayman Islands, B.W.I.